UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2024
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On December 10, 2024, the Company published a press release and presentation announcing that it is under contract to acquire 601 West 2nd Street, also known as Sail Tower, an 804,000 square foot trophy lifestyle office property in Downtown Austin, for $521.8 million. The transaction is expected to close in December, subject to customary closing conditions. This press release and presentation is available on the Company's website and is attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K.

Neither this release nor this presentation shall be deemed "filed" with the Securities and Exchange Commission; nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1993, as amended.

Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits

Exhibit Number        Exhibit Description

99.1	Sail Tower Acquisition Press Release
99.2	Sail Tower Acquisition Presentation
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2024

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and Corporate Secretary